Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form F-3 (FILE NO. 333 284994) of our report dated April 27, 2026 relating to the financial statements appearing in the Annual Report on Form 20-F of Able View Global Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, China
April 27, 2026

BEIJING OFFICE ● Units 06-09 ● 46th Floor ● China World Tower B ● No. 1 Jian Guo Men Wai Avenue ● Chaoyang District ● Beijing ● 100004
Phone 8610.8518.7992 ● Fax 8610.8518.7993 ● www.marcumasia.com